UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________________________
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
April 26, 2017
Dear Stockholder:
You are cordially invited to attend our 2017 Annual Meeting of Stockholders to be held on Friday, July 21, 2017, at 1:00 p.m. local time at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.
The matters expected to be acted upon at the meeting are described in the following Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement.
Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Carter Validus Mission Critical REIT II, Inc. and for a discussion of the business to be considered at the meeting.
It is important that you use this opportunity to take part in the affairs of Carter Validus Mission Critical REIT II, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR SUBMIT YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Voting by proxy does not deprive you of your right to attend the meeting and to vote your shares in person.
We look forward to seeing you at the meeting.

Sincerely,

John E. Carter
Chairman and Chief Executive Officer

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 21, 2017
To Carter Validus Mission Critical REIT II, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Carter Validus Mission Critical REIT II, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on Friday, July 21, 2017, at 1:00 p.m. local time at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609. The purposes of the meeting are to:
1. consider and vote upon the election of five directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2. consider and vote upon a proposal to amend our Second Articles of Amendment and Restatement (our "Charter") to comply with requests from a state securities administrator; and
3. transact such other business as may properly come before the 2017 Annual Meeting of Stockholders or any adjournment or postponement thereof.
The proposals and other related matters are discussed in the following pages, which are made part of this notice.
Only stockholders of record at the close of business on April 24, 2017 are entitled to receive this notice and to vote at the 2017 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2017 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 21, 2017.
THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYPUSH.COM/CVREIT2.
You may obtain directions to attend the 2017 Annual Meeting of Stockholders of the Company by calling 813-287-0101.
All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Sincerely,
By Order of the Board of Directors

Lisa A. Drummond
Secretary
Tampa, Florida
April 26, 2017
PLEASE VOTE — YOUR VOTE IS IMPORTANT

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2017 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:
We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2017 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement, the proxy card and our 2016 annual report to stockholders are being mailed to you on or about April 28, 2017.

Q:	What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who does not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or give your proxy by telephone or over the Internet, you are giving us your permission to vote your shares of common stock at the annual meeting. The person who will vote your shares of common stock at the annual meeting is any of John E. Carter, Todd M. Sakow or Lisa A. Drummond. They will vote your shares of common stock as you instruct. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote FOR ALL of the director nominees and FOR the approval of the amendments to our Charter to comply with requests from a state securities administrator. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or submit your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card or submit your proxy by telephone or over the Internet to us as soon as possible whether or not you plan on attending the meeting in person.
If you authorize your proxy by telephone or over the Internet, please do not return your proxy card.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Friday, July 21, 2017, at 1:00 p.m. local time at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.

Q:	How many shares of common stock can vote?

A:
As of the close of business on the record date of April 24, 2017, there were 74,072,714 shares of our Class A common stock outstanding, 273,508 shares of our Class I common stock outstanding and 18,075,049 shares of our Class T common stock outstanding. Every stockholder of record as of the close of business on April 24, 2017 is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes. For purposes of this proxy statement, when we refer to common stock, we are referring to Class A common stock, Class I common stock and Class T common stock.

Q:	What is a “quorum”?

A:
A “quorum” consists of the presence in person or by proxy of stockholders holding 50% of the outstanding shares as of the record date. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum. Broker non-votes will also be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:	What may I vote on?

A:
At the annual meeting, you will be asked to (i) consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; (ii) consider and vote upon a proposal to make amendments to our Charter to comply with requests from a state securities administrator; and (iii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Q:	How does the board of directors recommend I vote on the proposals?

A:
The board of directors unanimously recommends that you vote your shares “FOR ALL” nominees for election as director who are named as such in this proxy statement and "FOR" the approval of the amendments to our Charter to comply with requests from a state securities administrator. No director has informed us that he intends to oppose any action intended to be taken by us.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on April 24, 2017, the record date, is entitled to vote at the annual meeting.

Q:	What vote is required to approve each proposal that comes before the annual meeting?

A:
To elect the director nominees, the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees. To amend our charter, the affirmative vote of a majority of all votes entitled to be cast on the amendments is required for their approval, with each class of shares voting together as a single class. Abstentions and broker-non votes will have the same effect as votes cast against the proposed amendments set forth in Proposal 2.

Q:	How do I vote?

A:
You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may submit a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the annual meeting. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (i) FOR ALL nominees for director, (ii) FOR the approval of the amendments to our Charter to comply with requests from a state securities administrator and (iii) with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.

Q:	Will my vote make a difference?

A:
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1)	notifying Lisa A. Drummond, our secretary, in writing at our offices located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609;

(2)	attending the meeting and voting in person; or

(3)
authorizing another proxy again at a later date using the same procedure as set forth above, but before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the annual meeting other than the election of directors and an approval of certain charter amendments, if any other business is properly presented at the annual meeting, your proxy gives authority to John E. Carter, the chairman of the board of directors and our chief executive officer, Todd M. Sakow, our chief financial officer and treasurer, and Lisa A. Drummond, our chief operating officer and secretary, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, our directors and officers, or employees of Carter Validus Advisors II, LLC, our advisor, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of affiliates of our advisor for such services. We have retained Mediant Communications, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of services incidental to the proxy solicitation to be approximately $84,000, excluding out of pocket expenses.

Q:	Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would call us toll free at (813) 287-0101 to let us know that you will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Mediant Communications, Inc. P.O. Box 8035 Cary, North Carolina 27512-9916 Call toll-free: (844)-371-1437

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Those persons elected will serve as directors until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for re-election as directors:

•	Robert M. Winslow

•	John E. Carter

•	Randall Greene

•	Jonathan Kuchin

•	Ronald Rayevich
Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation
The vote of holders of a majority of all shares present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, without the necessity for concurrence by the board of directors, is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL EXCEPT” will be considered a vote in favor of all nominees except those nominees you specifically list and a vote against the nominees you specifically list. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “WITHHOLD ALL” will be considered a vote against all directors.
THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR ALL” OF THE NOMINEES FOR ELECTION AS DIRECTORS.

CERTAIN INFORMATION ABOUT MANAGEMENT
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors.
Board Membership Criteria and Selection of Directors
The board of directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be independent, as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.
The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by our board of directors. Pursuant to our charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.
In its nomination review process, our board of directors solicits candidate recommendations from its own members and management of the Company. We have not and do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the time frame required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the board of directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our board of directors may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Director Nominees
Our board of directors has nominated each of the following individuals for election as a director to serve until our 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Messrs. Kuchin, Greene and Rayevich are independent directors.

Name	Age	Positions
Robert M. Winslow	67	Director
John E. Carter	57	Chairman of the Board and Chief Executive Officer
Randall Greene	68	Director (Independent)
Jonathan Kuchin	65	Director (Independent)
Ronald Rayevich	74	Director (Independent)
Robert M. Winslow has been a director since July 2016. Mr. Winslow has served as the Executive Vice President of Construction, Development and Special Projects since May 2015 and a member of the Investment Committee of Carter Validus Advisors II, LLC since January 2013. Mr. Winslow also served as the Executive Vice President of Asset Management of Carter Validus Advisors II, LLC from January 2013 to May 2015. He has also served as Executive Vice President of Construction, Development and Special Projects since May 2015 and a member of the Management Committee and Investment Committee of Carter/Validus Advisors, LLC since December 2009. Mr. Winslow also served as the Executive Vice President of Asset Management of Carter/Validus Advisors, LLC from December 2009 to May 2015. He has more than 35 years of real estate experience throughout the United States. Mr. Winslow has packaged and managed more than 50 commercial investments in hotels, offices, shopping centers and industrial properties with a value exceeding $300 million. He has served as President and Chief Executive Officer of Global Building and Consulting Corporation, a multi-service residential and commercial investment company specializing in performance-oriented management of real estate assets since 1996. From 1987 to 1989, Mr. Winslow structured a joint venture with Prentiss Properties to serve as the Florida Development Manager for proposed office projects for tenants including, among others, AT&T and Loral Federal Systems. In July 1980, Mr. Winslow founded and served as managing General Partner of Global Properties, LTD through 1985. Global Properties, LTD was a full service real estate brokerage firm that grew to 120 sales associates, and was the first firm with whom Merrill Lynch Realty signed a Letter of Intent to purchase when it entered the Orlando market. Prior to founding Global Properties, LTD in 1980, Mr. Winslow served as Vice President of Winter Park Land Company, an old line private real estate holding company where he reversed two unprofitable divisions and created compatible new construction and real estate brokerage strategies. Mr. Winslow obtained a Bachelor of Arts from Rollins College in Business Administration/Economics in 1971 and an MBA in International Finance from the Roy E. Crummer Graduate School of Business at Rollins College in Winter Park, Florida in 1973. Mr. Winslow was selected to serve as a director because of his significant real estate experience and his expansive knowledge in real estate industries.
John E. Carter has served as our Chief Executive Officer and Chairman of our board of directors since January 2013 and has served as Chief Executive Officer and Chairman of the board of directors of Carter Validus Mission Critical REIT, Inc. since December 2009. Mr. Carter also served as our President from January 2013 to March 2015 and served as President of Carter Validus Mission Critical REIT, Inc. from December 2009 to March 2015. He also has served as Co-Chief Executive Officer of Carter Validus Advisors II, LLC since August 2015, a member of the Investment Committee of Carter Validus Advisors II, LLC since January 2013, Chief Executive Officer of Carter Validus Real Estate Management Services II, LLC since January 2013 and Co-Chief Executive Officer of our sponsor, Carter Validus REIT Management Company II, LLC, since July 2015. Mr. Carter also served as the Chief Executive Officer of Carter Validus REIT Management Company II, LLC from January 2013 to July 2015. Mr. Carter also served as Chief Executive Officer of Carter Validus Advisors II, LLC from January 2013 to August 2015. He has also served as Co-Chief Executive Officer of Carter/Validus Advisors, LLC since August 2015, a member of the Investment Management Committee of Carter/Validus Advisors, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services, LLC since December 2009 and Co-Chief Executive Officer of Carter/Validus REIT Investment Management Company since July 2015. Mr. Carter served as Chief Executive Officer of Carter/Validus Advisors, LLC from December 2009 to August 2015 and Chief Executive Officer of Carter/Validus REIT Investment Management Company from December 2009 to July 2015. Mr. Carter also served on the Board of Managers for Validus/Strategic Capital Partners, LLC (now Strategic Capital Management Holdings, LLC) from November 2010 to August 2014. Mr. Carter has more than 33 years of real estate experience in all aspects of leasing, asset management, acquisitions, finance, investment and corporate advisory services. Mr. Carter served as Vice Chairman and a principal of Carter & Associates, L.L.C., or Carter & Associates, one of the principals of our sponsor from January 2000 to June 2016. Mr. Carter has served in such capacities since he merged his company, Newport Partners, LLC, or Newport Partners, to Carter & Associates in January 2000. Mr. Carter founded Newport Partners in November 1989 and grew the company into a full-service real estate firm with approximately 63 associates throughout Florida. Prior to November 1989, Mr. Carter worked for two years at Trammel Crow Company. In the early 1980s, he spent five years at Citicorp where he focused primarily on tax shelter, Industrial Revenue Bonds (IRBs) and other real estate financing transactions. He also was a founding board member of GulfShore Bank, a community bank located in Tampa, Florida serving on the Board from August 2007 until April 2017. Mr. Carter obtained a Bachelor’s degree in Economics with a minor in Mathematics from St. Lawrence University in Canton, New York in 1982 and a Masters in Business Administration from Harvard University in Cambridge, Massachusetts in 1989. Our board of directors believes that Mr. Carter will be a valuable member of our board of directors because he is our Chief Executive Officer, has significant real estate experience in various areas, has expansive knowledge of the real estate industry and has relationships with chief executives and other senior management members at numerous real estate companies. Mr. Carter brings a unique and valuable perspective to our board of directors.
Randall Greene has been an independent director since April 2014. Mr. Greene has also served as an independent director of Carter Validus Mission Critical REIT, Inc. since July 2010. He has over 40 years of experience in real estate management, mortgage banking, construction and property development. Mr. Greene served as Vice President of Charter Mortgage Co. and as President of its subsidiary, St. John’s Management Company, from 1975 to 1977, in which he managed more than 3,500 multifamily units and 300,000 square feet of commercial and retail space throughout Florida. He also was President and Chief Executive Officer of Coastland Corporation of Florida (formerly Nasdaq: CLFL), a community developer in Florida, from 1976 to 1986, in which he supervised the development of more than 2000 acres of residential and commercial properties, the construction of more than 500 homes and a number of commercial and retail developments. From 1986 to 1993, Mr. Greene was the President and a director of Beggins/Greene, Inc., which was the principal developer of Symphony Isles, a waterfront community in Apollo Beach, Florida. From 1992 to 1995, Mr. Greene was a consultant for Eastbrokers, A.B., in which he consulted on the acquisition of hotels and commercial properties throughout Eastern Europe.
Mr. Greene currently serves as the Managing Partner and a director for Greene Capital Partners, LLC, an investment and advisory firm, and has been in this position since 1999, as well as President and a Director of ITR Capital Management, LLC, an investment management firm, positions he has held since September 2009. Mr. Greene also served as the Chief Operating Officer of the Florida Department of Environmental Protection from September 2011 through March 2015. Mr. Greene has also been an executive coach for more than 50 Tampa-area CEOs through Vistage Florida since November 2004, and currently coaches 20 CEOs.
Mr. Greene was a member of the Florida Chapter of the Young Presidents’ Organization from 1980-1999 and served as Florida Chapter Chairman in 1995. He is a member of the World Presidents’ Organization, Tampa Young Presidents’ Organization Forum III, Association for Corporate Growth, Leadership Tampa Alumni, and the Financial Planning Association. Mr. Greene is also a Certified Financial Planner. He has been honored as an Outstanding Young Man of America, as an Alumnus of the Year by Phi Kappa Tau Fraternity and is a member of Florida Blue Key. Mr. Greene obtained a Bachelor’s degree, with distinction, from Eckerd College in St. Petersburg, Florida in 1986 and a Masters in Business Administration from The Wharton School, University of Pennsylvania in Philadelphia, Pennsylvania in 1988.
Mr. Greene was selected to serve as a director due to his knowledge of the real estate and mortgage banking industries and his previous service as the President and Chief Executive Officer of a public company that was a community developer. Mr. Greene’s experience assists the company in managing and operating as a public company in the real estate industry.
Jonathan Kuchin has been an independent director since April 2014. Mr. Kuchin has also served as an independent director of Carter Validus Mission Critical REIT, Inc. since March 2011. Mr. Kuchin, a certified public accountant, has more than 29 years of experience in public accounting, focusing on public companies and their financial and tax issues, including initial public offerings, public financings, mergers and acquisitions, compensation issues (i.e., options, warrants, phantom stock, restricted stock), and implementation and compliance with the Sarbanes-Oxley Act of 2002, or SOX. On June 30, 2010, Mr. Kuchin retired as a tax partner from PricewaterhouseCoopers, or PwC. At retirement, he was a real estate tax partner in the New York City office, where he focused on public and private REIT clients and on SEC reporting aspects of public REITs, including accounting for income taxes and uncertainty of income taxes as well as compliance with SOX. He served in that capacity from June 2006 until his retirement date. From September 2004 to June 2006, Mr. Kuchin was a tax service partner for large corporations at PwC in the New York City office, where he focused on PwC audit clients and their issues relating to accounting for income taxes, compliance with SOX, deferred tax studies, first SEC filings and conversion to GAAP. Prior to June 2006, Mr. Kuchin served as the tax partner in charge of the PwC Seattle office and focused his practice on large public companies and the issues related to SEC filings, accounting for income taxes, SOX, and all other tax issues for public companies. In addition to his client responsibilities in Seattle, he managed the tax practice of 85 tax professionals including partners specializing in international tax, state and local tax, financial service tax and private companies. From October 1988 to July 1997, when he was admitted to the Coopers and Lybrand partnership, Mr. Kuchin held various positions with Coopers & Lybrand. Mr. Kuchin obtained a Bachelor’s degree in Business Economics from the University of California, Santa Barbara in March of 1981. Mr. Kuchin was selected to serve as an independent director because of his significant real estate experience and his expansive knowledge in the public accounting and real estate industries.

Ronald Rayevich has been an independent director since April 2014. Mr. Rayevich has also served as an independent director of Carter Validus Mission Critical REIT, Inc. since July 2010. He has been active in residential and commercial real estate and investment management since 1965. Following an early retirement in 1995, Mr. Rayevich formed Raymar Associates, Inc., and since that time, has been active as a real estate consultant. Recent clients include Carlyle Realty, L.P., a Washington, DC based real estate investment arm of the Carlyle Group from 1996 to 2011, where he served as an Independent Director for special purpose real estate entities; and Advance Realty Group, a Bridgewater, New Jersey based real estate investment and development company, where he served as a director and advisor from 1995 through 2012 and has served as an advisor since 2015.
Mr. Rayevich spent the bulk of his career with Prudential Insurance Company (now Prudential Financial) from 1965 to 1979 and from 1985 to 1995, last serving as President and Chief Operating Officer of The Prudential Realty Group with responsibility for the management of the insurance company’s then $6.5 billion commercial real estate portfolio. From 1982 to 1985, Mr. Rayevich was Managing Director in the Investment Banking Division of Prudential-Bache Securities, and from 1979 to 1982, he served as Vice President for Investments at Columbia University with management responsibility for the university’s endowment. Mr. Rayevich holds a Bachelor of Arts degree from The Citadel and a Master of Business Administration from Florida State University. Mr. Rayevich was selected to serve as an independent director due to his significant experience in the real estate and financial services industries. Mr. Rayevich’s experience brings valuable knowledge and insight into our acquisition and financing of our investments.

Attendance at Board Meetings and the Annual Stockholder Meeting
The board of directors held 12 meetings during the fiscal year ended December 31, 2016. Each of our incumbent directors attended at least 75.0% of the aggregate total number of meetings of our board of directors held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of our board of directors on which he served during the periods in which he served.
Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend. One of our directors attended the 2016 Annual Meeting of Stockholders.
Director Independence
As required by our charter, a majority of the members of our board of directors must qualify as “independent directors” as affirmatively determined by the board of directors. Our board of directors consults with our legal counsel and counsel to the independent directors, as applicable, to ensure that our board of directors’ determinations are consistent with our charter and applicable securities and other laws and regulations regarding the definition of “independent director.”
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Kuchin, Greene, and Rayevich, who comprise a majority of our board, qualify as independent directors. A copy of our independent director definition, which is contained in our charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA REIT Guidelines, was attached as an appendix to the proxy statement for our 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2015. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.
Committees of our Board of Directors
Audit Committee
The board of directors maintains one standing committee, the audit committee, to assist in fulfilling its responsibilities. The audit committee is composed of Messrs. Kuchin, Greene and Rayevich, all three of whom are independent directors. The audit committee reports regularly to the full board and annually evaluates its performance. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the board. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our website at www.cvmissioncriticalreit2.com by clicking on “Corporate Governance,” and then on “Audit Committee Charter.”
Although our shares are not listed for trading on any national securities exchange, all three members of the audit committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our charter and applicable rules and regulations of the SEC. While all three members of the audit committee have significant financial and/or accounting experience, the board of directors has determined that Mr. Kuchin satisfies the SEC’s requirements for an “audit committee financial expert” and has designated Mr. Kuchin as our audit committee financial expert. The audit committee met seven times during 2016.
Compensation Committee
Our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors.

Nominating Board of Directors — Functions
We believe that our board of directors is qualified to perform the functions typically delegated to a nominating committee, and that the formation of a separate committee is not necessary at this time. Therefore, all members of our board of directors develop the criteria necessary for prospective members of our board of directors and participate in the consideration of director nominees. The primary functions of the members of our board of directors relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the board of directors, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of Carter Validus Mission Critical REIT II, Inc. Audit Committee, c/o Corporate Secretary, 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.
The chairman of the audit committee will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the audit committee to the members of the audit committee for review.
Board Leadership Structure; Independent Lead Director
John E. Carter serves as both our chairman of the board of directors and chief executive officer. The board of directors believes that independent oversight of management is an important component of an effective board of directors. The independent directors have determined that the most effective board leadership structure for us at the present time is for the chief executive officer to also serve as chairman of the board of directors. The independent directors believe that because the chief executive officer is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of board deliberations, the chief executive officer is the director best qualified to act as chairman of the board of directors. The board of directors retains the authority to modify this structure to best address our unique circumstances, and to advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, the board of directors believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.
The board of directors also believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of chairman of the board and chief executive officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers and officers and key personnel of our advisor. Some of the relevant processes and other corporate governance practices include:

•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of the independent directors. The audit committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•
Our advisor has a one-year contract, with an annual review by, and renewal subject to the approval, of our board of directors, including a majority of the independent directors. The fees paid to our advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight
The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
The board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of the Company’s executive officers and our advisor. In particular, the board of directors may determine at any time to terminate our advisor, and must evaluate the performance of our advisor, and re-authorize the advisory agreement, on an annual basis.

In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. The audit committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our board of directors, our officers and employees, and the employees of our advisor. The policy may be located on our website at www.cvmissioncriticalreit2.com by clicking on “Corporate Governance,” and then on “Code of Business Conduct and Ethics.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.
Compensation of Directors
Directors who are also officers or employees of the Company, our advisor or their affiliates (Messrs. Carter and Winslow) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Each non-employee director receives compensation for service on the board of directors and any of its committees as provided below:

•	an annual retainer of $40,000 (the annual retainer increased to $40,000 from $30,000, effective January 1, 2017);

•	an additional annual retainer of $7,500 to the chairman of the audit committee;

•	$2,000 for each board meeting attended in person;

•	$2,000 for each committee meeting attended in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee);

•	$500 per board or committee meeting attended by telephone conference; and

•
in the event that there is a meeting of the board of directors and one or more committees on a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairman of the audit committee, if there is a meeting of that committee).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
Further, we have authorized and reserved 300,000 shares of our Class A common stock for issuance under the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan, or the Incentive Plan, and we granted 3,000 shares of Class A common stock to each of our independent directors at the time we satisfied the minimum offering requirement in our offering in connection with each director's initial election or appointment to the board of directors. The Incentive Plan provides for annual grants of 3,000 shares of Class A common stock to each of our independent directors in connection with such independent director’s subsequent re-election to our board of directors, provided, such independent director is an independent director of our company during such annual period. Restricted stock issued to our independent directors will vest over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensations Earnings	All Other Compensation		Total
John E. Carter	$—	$—	$—	$—	$—	$—		$—
Robert M. Winslow	$—	$—	$—	$—	$—	$—		$—
David Brightwell (1)	$—	$—	$—	$—	$—	$—		$—
Jonathan Kuchin (2)	$56,500	$30,000	$—	$—	$—	$8,880	(5)	$95,380
Randall Greene (3)	$47,000	$30,000	$—	$—	$—	$4,515	(6)	$81,515
Ronald Rayevich (4)	$47,000	$30,000	$—	$—	$—	$5,053	(7)	$82,053

(1)
David Brightwell voluntarily resigned from the board of directors effective July 15, 2016. Mr. Brightwell's resignation was due to personal reasons and was not a result of any disagreement with the board of directors or us relating to our operations, policies or practices. Mr. Brightwell was not an independent director. On July 25, 2016, the board of directors elected Robert M. Winslow to fill the vacancy created by Mr. Brightwell's resignation.

(2)
On June 24, 2016, Jonathan Kuchin was awarded 3,000 restricted shares of Class A common stock in connection with his re-election to the board of directors. The grant date fair value of the stock was $10.00 per share for an aggregate amount of $30,000. As of December 31, 2016, all of the 3,000 shares of common stock remain unvested.

(3)
On June 24, 2016, Randall Greene was awarded 3,000 restricted shares of Class A common stock in connection with his re-election to the board of directors. The grant date fair value of the stock was $10.00 per share for an aggregate amount of $30,000. As of December 31, 2016, all of the 3,000 shares of common stock remain unvested.

(4)
On June 24, 2016, Ronald Rayevich was awarded 3,000 restricted shares of Class A common stock in connection with his re-election to the board of directors. The grant date fair value of the stock was $10.00 per share for an aggregate amount of $30,000. As of December 31, 2016, all of the 3,000 shares of common stock remain unvested.

(5)
Of this amount, $3,813 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent directors and $5,067 represents reimbursement of travel expenses incurred by directors to attend various director meetings.

(6)
Of this amount, $3,840 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent directors and $675 represents reimbursement of travel expenses incurred by directors to attend various director meetings.

(7)
Of this amount, $3,827 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent directors and $1,226 represents reimbursement of travel expenses incurred by directors to attend various director meetings.

Compensation Committee Interlocks and Insider Participation
We do not have a standing compensation committee and do not separately compensate our executive officers. Therefore, none of our executive officers participated in any deliberations regarding executive compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
During the fiscal year ended December 31, 2016, Robert M. Winslow, David Brightwell, John E. Carter, Michael A. Seton, Todd M. Sakow and Lisa A. Drummond also served as officers, directors and/or key personnel of our advisor, our property manager, and/or other affiliated entities. As such, they did not receive any separate compensation from us for services as our directors and/or executive officers. For information regarding transactions with such related parties, see the section entitled “Transactions with Related Persons, Promoters and Certain Control Person.”

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2016, or written representations that no additional forms were required, to the best of our knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis.

Executive Officers
In addition to John E. Carter, the following individuals currently serve as our executive officers:
Todd M. Sakow, age 45, has served as the Chief Financial Officer and Treasurer and Chief Financial Officer and Treasurer of Carter Validus Advisors II, LLC since January 2013. He has also served as Chief Financial Officer and Treasurer of Carter Validus Mission Critical REIT, Inc. and of Carter/Validus Advisors, LLC since August 2010. Mr. Sakow has more than 14 years of real estate and tax experience in the REIT industry and is a Certified Public Accountant. From January 2002 until July 2010, Mr. Sakow worked for American Land Lease, Inc. (formerly NYSE: ANL). From January 2006 through July 2010, he served as its Vice President of Finance, from April 2003 through January 2010, he served as Tax Director and from January 2002 through January 2006, he served as Assistant Corporate Controller. Mr. Sakow’s responsibilities included SEC reporting, REIT tax compliance, and treasury management functions. Prior to joining American Land Lease, Inc., Mr. Sakow was a senior auditor at Ernst & Young, LLP from June 1999 through January 2002. Mr. Sakow received a B.S. in Accounting and a Masters in Accounting from the University of Florida, in 1997 and 1999, respectively. Mr. Sakow has been a board member of the Friends of Joshua House since 2014.
Lisa A. Drummond, age 53, has served as our Chief Operating Officer and Secretary as well as Chief Operating Officer and Secretary of Carter Validus Advisors II, LLC since January 2013. She has also served as Secretary of Carter Validus Mission Critical REIT, Inc. and Chief Operating Officer and Secretary of Carter/Validus Advisors, LLC since December 2009. Ms. Drummond has more than 28 years of real estate experience involving real estate accounting, asset management, property management and financial analysis. Ms. Drummond joined Carter & Associates in January 2000 as a Vice President in its Transaction Services Group, as part of the merger of Newport Partners LLC and Carter & Associates. In such capacity, Ms. Drummond’s responsibility and focus was on all aspects of asset management, financial analysis, and acquisition and financing, including overseeing the due diligence work and support for acquisition and disposition transactions. From December 2003 to December 2010, Ms. Drummond was actively involved in the acquisition and financing process of over $3.5 billion in real estate transactions. Prior to the merger with Carter & Associates, Ms. Drummond was with Newport Partners LLC since July 1996, serving as its Controller. Prior to joining Newport Partners LLC in July 1996, Ms. Drummond worked with JPI Multifamily for two years and Anterra Realty Corporation for five years, both of which are located in Dallas, Texas. Ms. Drummond obtained a Bachelor’s degree in Accountancy from the University of Missouri in Columbia, Missouri in 1985.
Michael A. Seton, age 44, has served as our President and also the President of Carter Validus Mission Critical REIT, Inc. since March 2015. He also has served as Co-Chief Executive Officer since August 2015 and the President and a member of the Investment Committee of Carter Validus Advisors II, LLC since January 2013, the President of our sponsor, Carter Validus REIT Management Company II, LLC, since January 2013 and the Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC since July 2015. He has also served as the Co-Chief Executive Officer of Carter/Validus Advisors, LLC since August 2015, the President of Carter/Validus Advisors, LLC and the President of Carter/Validus REIT Investment Management Company, LLC since December 2009 and Co-Chief Executive Officer of Carter/Validus REIT Investment Management Company, LLC since July 2015. Mr. Seton has more than 20 years of real estate investment and finance experience. From December 1996 until June 2009, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of 12 professionals in the origination, structuring, documenting, closing and syndication of real estate financings for private developers and owners, REITs, and real estate operating companies. Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $35 billion in acquisitions and financings during his real estate career. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.
Our executive officers have stated that there are no arrangements or understandings of any kind between them and any other person relating to their appointments as executive officers.
Compensation of Executive Officers
We have no employees. Our executive officers do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. In addition, our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.

Our executive officers are also officers of our advisor, and its affiliates, including Carter Validus Real Estate Management Services II, LLC, our property manager, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement and our property management and leasing agreement. We also reimburse our advisor for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our advisor and property manager or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans and Unregistered Sales of Equity Securities.
We adopted the Incentive Plan, pursuant to which our board of directors has the authority to grant restricted or deferred stock awards to persons eligible under the plan. The maximum number of shares of our Class A common stock that may be issued pursuant to the Incentive Plan is 300,000, subject to adjustment under specified circumstances. The following table provides information regarding the Incentive Plan as of December 31, 2016:

Plan Category	Number of Securities to Be Issued upon Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (1)	—	—	273,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	273,000

(1)
On June 24, 2016, we granted 3,000 restricted shares of Class A common stock to each of our independent directors, which were awarded in connection with each independent director’s re-election to our board of directors. The fair value of each share of our restricted common stock was estimated at the date of grant at $10.00 per share. As of December 31, 2016, we had issued an aggregate of 27,000 shares of restricted stock to our independent directors in connection with their appointment or re-election to our board of directors. Restricted stock issued to our independent directors vests over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

The shares described above were not registered under the Securities Act and were issued in reliance on Section 4(2) of the Securities Act.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of April 24, 2017 regarding the beneficial ownership of our common stock by each person known by us to own 5.0% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 74,072,714 shares of Class A common stock outstanding, 273,508 shares of Class I common stock outstanding and 18,075,049 shares of Class T common stock outstanding as of April 24, 2017.

Name of Beneficial Owner (1)	Number of Class A Shares of Common Stock Beneficially Owned (2)	Percentage of All Class A Common Stock
Carter Validus REIT Management Company II, LLC	20,000	*
Directors
John E. Carter	(3)	*
Robert M. Winslow	(4)	*
Jonathan Kuchin (5)	10,102	*
Randall Greene (5)	10,123	*
Ronald Rayevich (5)	9,000	*
Todd M. Sakow	(6)	*
Michael A. Seton	(7)	*
Lisa A. Drummond	(8)	*
All officers and directors as a group (8 persons)	49,225	*

*	Represents less than 1% of the outstanding Class A common stock.

(1)	The address of each beneficial owner listed is c/o Carter Validus Mission Critical REIT II, Inc., 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following April 24, 2017. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
Mr. Carter is the Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Carter disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(4)
Mr. Winslow directly or indirectly controls Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Winslow disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(5)	Represents restricted shares of our Class A common stock issued to the beneficial owner in connection with his initial election and his subsequent election to the board of directors.

(6)
Mr. Sakow is the Chief Financial Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Sakow disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(7)
Mr. Seton is the Co-Chief Executive Officer Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Mr. Seton disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of his pecuniary interest.

(8)
Ms. Drummond is the Chief Operating Officer of Carter Validus REIT Management Company II, LLC, which directly owns 20,000 shares of Class A common stock in our company. Ms. Drummond disclaims beneficial ownership of the shares held by Carter Validus REIT Management Company II, LLC, except to the extent of her pecuniary interest.

PROPOSAL NO. 2— APPROVAL OF CERTAIN CHARTER AMENDMENTS TO COMPLY WITH REQUESTS FROM A STATE SECURITIES ADMINISTRATOR
Background
Our board of directors has declared the proposed amendments to the Charter described below to be in the best interest of our stockholders and has directed that those amendments be submitted for consideration by our stockholders at our 2017 Annual Meeting of Stockholders. Accordingly, at the 2017 Annual Meeting of Stockholders, our stockholders will vote on the proposed amendments. If they are approved by our stockholders at the 2017 Annual Meeting of Stockholders, as soon as is practicable following the 2017 Annual Meeting of Stockholders, we will file the Articles of Amendment to our Second Articles of Amendment and Restatement (the "Articles of Amendment") with the Maryland State Department of Assessments and Taxation (the "SDAT"). The Articles of Amendment will become effective upon the filing of the Articles of Amendment with, and acceptance for record of the Articles of Amendment by, the SDAT.
A form of the Articles of Amendment is included as Appendix A to this proxy statement. The summary of the terms of our Charter set forth below is qualified in its entirety by our Charter. The description of the proposed charter amendments set forth below is qualified in its entirety by reference to Appendix A.
Proposal
As a publicly registered, non-listed REIT, federal and state securities laws require us to register our public offerings of our shares with both the SEC and with the state securities administrators of each U.S. state in which we offer our shares. During such state registration process, state securities administrators periodically review and comment upon the terms of our public offering and our Charter.
The securities administrator of the State of Washington has conditioned its agreement to continue the registration of our public offering in Washington upon the agreement of our management to propose certain amendments to our Charter, as described in detail below, to our board of directors for consideration for submission to our stockholders. As noted above, our board of directors has declared those proposed amendments to the Charter to be in the best interests of our stockholders and has directed that they be submitted for consideration by our stockholders at our 2017 Annual Meeting of Stockholders. We have noted to the securities administrator of the State of Washington that there is no guarantee that the proposed Charter amendments will be approved by our stockholders at the 2017 Annual Meeting of Stockholders. If the stockholders fail to approve these amendments, the Company will continue to operate as it has been operating with respect to the items addressed by such amendments, although the State of Washington may reconsider the continued registration of our public offering in that state, which could negatively affect our ability to raise additional capital from that state in our public offering.
Roll-up Transactions
The Charter currently provides for certain protections to the Company's stockholders in connection with any proposed transaction considered a "Roll-up Transaction" (as defined below) involving the Company and the issuance of securities of any entity that would be created or would survive after the successful completion of the Roll-up Transaction. The protections afforded to the Company's stockholders in the event of a Roll-up Transaction include: (1) the requirement that an appraisal of all of the Company's assets be obtained from a competent independent appraiser and (2) the requirement that the person sponsoring the Roll-up Transaction shall offer the Company's stockholders who vote against the Roll-up Transaction the choice of either (a) accepting the securities of a roll-up entity offered in the proposed Roll-up Transaction or (b) either remaining stockholders of the Company and preserving their interests in the Company as common stockholders on the same terms and conditions as existed previously, or receiving cash in an amount equal to their pro rata share of the appraised value of the Company's net assets. In addition, Article XIV of the Charter provides that the Company is prohibited from participating in any proposed Roll-up Transaction: (1) that would result in the Company's common stockholders having voting rights in a roll-up entity that are less than those provided in Sections 11.1 and 11.2 of the Charter; (2) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor; (3) in which investor's rights to access of records of the roll-up entity will be less than those provided to our stockholders pursuant to certain provisions of our Charter; and (4) in which any of the costs of the Roll-up Transaction would be borne by the Company if the Roll-up Transaction is rejected by the Company's common stockholders.
Definition of Roll-up Transaction
Article IV of our Charter defines a "Roll-up Transaction" as a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of another entity (a "roll-up entity"), that would be created or would survive after the successful completion of such transaction, to the Company's common stockholders. The Charter currently excludes from the definition of a Roll-up Transaction, among other transactions, a transaction involving the securities of a roll-up entity that have been listed on a national securities exchange for at least 12 months.
The securities administrator of the State of Washington required that we propose to amend the definition of "Roll-up Transaction" included in Article IV of our Charter to provide that the definition of Roll-up Transaction will exclude a transaction involving securities of our Company (as opposed to the securities of a roll-up entity) that have been listed on a national securities exchange for at least 12 months. As a result of this amendment, the provision of our Charter regarding Roll-up Transactions would apply to any transactions involving the securities of an entity other than the Company that have been listed on a national securities exchange for at least 12 months, but would not apply if the Company's securities have been listed on a national securities exchange for at least 12 months. The securities administrator of the State of Washington required this proposed amendment in order to conform the definition of Roll-up Transaction in our Charter to the definition set forth by the Statement of Policy Regarding Real Estate Investment Trusts issued by the North American Securities Administrators Association on May 7, 2007 ("NASAA REIT Guidelines"). Many state securities administrators deem the NASAA REIT Guidelines to be applicable to any REIT, such as the Company, that is engaged in a public offering of securities that are not listed on a national securities exchange.
Roll-up Transaction Prohibitions
As described above, Article XIV of our Charter provides that the Company is prohibited from participating in any proposed Roll-up Transaction that, among other items, would result in the holders of the Company's common stock having voting rights in a roll-up entity that are less than the rights provided for in Sections 11.1 and 11.2 of our Charter. The securities administrator of the State of Washington required that we propose to amend the second subsection (a) of Article XIV to add a reference to Section 11.3 of our Charter, which would provide that the Company is prohibited from participating in any proposed Roll-up Transaction that would result in the holders of the Company's common stock having voting rights in a roll-up entity that are less than the rights provided for in Sections 11.1, 11.2 and 11.3 of our Charter.
Section 11.3 of our Charter provides that our advisor, any director or any of their affiliates may not vote or consent with respect to any shares of our common stock that they hold on matters submitted to our stockholders regarding the removal of our advisor, such director or any of their affiliates or any transaction between the Company and any of them. It additionally provides that, in determining the requisite percentage in interest of our shares necessary to approve a matter on which our advisor, any director or any of their affiliates may not vote or consent, any shares of our common stock owned by any of them will not be included.
The revised second subsection (a) of Article XIV of our Charter, as proposed to be amended by this proposal, would read as follows (the marked text indicates changes to the current provisions of our Charter):
(a) that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1, 11.2 and 11.3 hereof;
As a result of this amendment, the Company would additionally be prohibited from participating in any proposed Roll-up Transaction that would result in the holders of the Company's common stock having voting rights in a roll-up entity in which either (1) the roll-up entity's advisor, any director or any of their affiliates is permitted to vote or consent with respect to shares owned by them on matters submitted to the stockholders regarding the removal of the advisor, such director or any of their affiliates, or any transaction between the roll-up entity and any of them; (2) any share owned by the roll-up entity's advisor, any director or any of their affiliates are included in determining the requisite percentage in interest of shares necessary to approve a matter on which the advisor, such director or any of their affiliates may not vote or consent. The securities administrator of the State of Washington required this proposed amendment in order to conform Article XIV of our Charter to the restrictions on participation in Roll-up Transactions set forth in the NASAA REIT Guidelines.
Appraisal Rights
Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to the proposed Charter amendments set forth in Proposal 2. Accordingly, to the extent that you object to these proposed Charter amendments, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO OUR CHARTER TO COMPLY WITH REQUESTS FROM A STATE SECURITIES ADMINISTRATOR AS SET FORTH ABOVE

AUDIT COMMITTEE REPORT
Independent Auditors
KPMG LLP (“KPMG”) is the independent registered public accounting firm selected by our audit committee for the fiscal year ended December 31, 2017. KPMG has served as our independent registered public accounting firm since 2013. The audit committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws. KPMG representatives will be present at the 2017 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. In addition, KPMG representatives will be available to respond to appropriate questions posed by any stockholders.
During the period beginning January 11, 2013 through the most recent fiscal year ended December 31, 2016 and through the subsequent interim period, neither the Company nor anyone on its behalf consulted with KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).
The audit committee reviewed the audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of KPMG. The aggregate fees billed to us for professional accounting services by KPMG for the years ended December 31, 2016 and December 31, 2015 are respectively set forth in the table below.

	Year Ended December 31, 2016	Year Ended December 31, 2015
Audit fees	$498,500	$460,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	11,215	8,625
Total	$509,715	$468,625
For purpose of the preceding table, the professional fees are classified as follows:

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Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.

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Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC rules promulgated pursuant to the Sarbanes Oxley Act of 2002.

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Tax fees — These are fees for all professional services performed by professional staff in KPMG’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees — These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

Pre-Approval Policies
The audit committee’s charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.
All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to the engagement of KPMG. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy, are to be disclosed to the full audit committee at the next regularly scheduled meeting.
All services rendered by KPMG for the years ended December 31, 2016 and December 31, 2015 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee
Pursuant to the audit committee charter adopted by the Company’s board of directors, the audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The audit committee is composed of three independent directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The audit committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.
In this context, in fulfilling its oversight responsibilities, the audit committee reviewed and discussed the 2016 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The audit committee reviewed with KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, and their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the audit committee has received the written disclosures from KPMG required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.
The audit committee discussed with KPMG the overall scope and plans for the audit. The audit committee meets periodically with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the audit committee recommended to the board of directors that the 2016 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee of the Board of Directors: Jonathan Kuchin (Chairman) Randall Greene Ronald Rayevich

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2016. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.
Each of our executive officers and our non-independent directors, Messrs. Carter and Winslow, is affiliated with our advisor and its affiliates. In addition, each of our executive officers also serves as an officer of our advisor, property manager and/or other affiliated entities.
Carter Validus REIT Management Company II, LLC, or Carter Validus REIT Management II, owns a 100% managing member interest in our advisor. Strategic Capital Management Holdings, LLC, which is wholly owned by Validus/Strategic Capital, and is the owner of Strategic Capital Advisory Services, LLC and SC Distributors, LLC, owns a 22.5% non-managing member interest in our advisor, and has no voting interest in our advisor. Carter Validus REIT Management II is directly or indirectly controlled by Messrs. Carter, Sakow, Seton and Ms. Drummond, as they, along with others who are not our executive officers or directors, are members of Carter Validus REIT Management II.
Advisory Agreement
We are party to an advisory agreement with our advisor whereby our advisor manages our day-to-day operations and identifies and makes investments on our behalf. We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, distribution fees and other organization and offering expenses to exceed 15.0% of the gross offering proceeds of our initial public offering. We expect that organization and offering expenses (other than selling commissions, dealer manager fees, and distribution fees) will be approximately 1.50% of the gross offering proceeds. As of December 31, 2016, our advisor and its affiliates incurred approximately $12,965,000 on our behalf in offering costs. We accrued approximately $289,000 of other offering costs due to our advisor and its affiliates as of December 31, 2016. Other offering costs are charged to stockholders’ equity as incurred or as such amounts are reimbursed to our advisor.
We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. The total amount of all acquisition fees and expenses are limited to 6.0% of the contract purchase price of the property or in the case of a mortgage loan, 6.0% of funds advanced. The contract purchase price is the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses. During the years ended December 31, 2016 and 2015, we incurred approximately $11,515,000 and $7,486,000, respectively, in acquisition fees to our advisor or its affiliates. Additionally, we reimburse our advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on property not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.75% of the purchase price of each property or real estate-related investment.
We pay to our advisor an asset management fee calculated on a monthly basis in an amount equal to 1/12th of 0.75% of gross assets (including amounts borrowed) which is payable monthly in arrears. Our advisor may, in its sole discretion, choose to take any monthly asset management fee in the form of subordinated restricted Class B Units of the Operating Partnership. In the event our advisor chooses to be compensated in Class B Units, then the Operating Partnership will, within 30 days after the end of the applicable month (subject to the approval of the board of directors), issue a number of restricted Class B Units to our advisor equal to: (i) the cost of assets multiplied by 0.0625% (or the lower of the cost of assets and the applicable quarterly net asset value, or NAV, multiplied by 0.0625%, once we begin calculating NAV) divided by (ii) the value of one Class A share of common stock as of the last day of such calendar month, which will be the offering price, less selling commissions and dealer manager fees, until such time as we calculate NAV, when it will then be the per share NAV for Class A shares. Our advisor will be entitled to receive certain distributions of net sales proceeds on the vested and unvested Class B Units it receives in connection with its assets management services at the same rate as distributions received on the our common stock. Such distributions will be in addition to the incentive fees our advisor and its affiliates may receive from us, including, without limitation the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Class B Units are subject to forfeiture until such time as: (a) the value of our operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the economic hurdle; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which operating partnership units or common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) our advisor, pursuant to the advisory agreement, is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met. For the years ended December 31, 2016 and 2015, we incurred, approximately $4,925,000 and $1,895,000, respectively, in asset management fees. As of December 31, 2016, we did not issue any Class B Units.
We reimburse our advisor for all expenses it paid or incurred in connection with the services provided to us, subject to certain limitations. Expenses in excess of the operating expenses in the four immediately preceding quarters that exceeds the greater of (a) 2.0% of average invested assets or (b) 25% of net income, subject to certain adjustments, will not be reimbursed unless the independent directors determine such excess expenses are justified. We will not reimburse our advisor for personnel costs in connection with services for which our advisor receives an acquisition fee or a disposition fee. For the years ended December 31, 2016 and 2015, our advisor allocated approximately $1,257,000 and $830,000, respectively, in operating expenses to us.
We will pay our advisor, or its affiliates, if it provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, a disposition fee, up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved, without exceeding the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission. As of December 31, 2016, we did not incur any disposition fees to our advisor or its affiliates.
Upon the listing of our shares on a national securities exchange, which we have no intention to do at this time, our advisor (in its capacity as special limited partner) will receive 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors, or the subordinated incentive listing fee. As of December 31, 2016 we did not incur any subordinated incentive listing fees to our advisor or its affiliates.
Our advisor will receive 15% of the remaining net sale proceeds after return of capital contributions plus payment to investors of a 6.0% annual cumulative, non-compounded return on the capital contributed by investors. As of December 31, 2016, we did not incur any subordinated participation in net sale proceeds to our advisor or its affiliates.
Our advisory agreement has a one-year term expiring June 9, 2017, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Our independent directors are required to determine, at least annually, that the compensation to our advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that such compensation is within the limits set forth in our charter. Upon termination or non-renewal of the advisory agreement with or without cause, our advisor will be entitled to receive distributions from the operating partnership equal to 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, non-compounded return to investors. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either shares of our common stock are listed and traded on a national securities exchange or another liquidity event occurs. As of December 31, 2016, we did not incur any subordinated termination fees to our advisor or its affiliates.

Management Agreement
We are party to a management agreement with Carter Validus Real Estate Management Services II, LLC, or our property manager, which is an affiliate of our advisor. Pursuant to the management agreement, we pay our property manager and its affiliates fees in the amount equal to 3.0% of gross revenues from the properties managed. We will reimburse our property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by our property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of its executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the properties managed. In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. We also may pay our property manager a separate fee for the one-time initial rent-up, leasing-up of newly constructed properties or re-leasing to existing tenants in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. For the years ended December 31, 2016 and 2015, we incurred approximately $1,473,000 and $538,000, respectively, in property management fees to our property manager. As of December 31, 2016, we did not incur any leasing commissions.
For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay our property manager up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable. For the years ended December 31, 2016 and 2015, we incurred approximately $754,000 and $0, respectively, in construction management fees.
Our management agreement has a one-year term expiring May 18, 2017, subject to an unlimited number of successive one-year renewals.
Dealer Manager Agreement
SC Distributors, LLC, our dealer manager, is an affiliate of our advisor, and we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with our initial public offering.
Pursuant to the dealer manager agreement with our dealer manager, we reimburse our dealer manager and its affiliates for organization and offering expenses it incurred on our behalf, but only to the extent the reimbursement does not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds. We pay our dealer manager selling commissions of up to 7.0% of the gross offering proceeds per Class A share and up to 3.0% of gross offering proceeds per Class T share. All sales commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commissions with respect to class I shares or shares of any class sold pursuant to the DRIP. In addition, we pay our dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A and Class T shares, provided, however that the dealer manager fee we pay on Class T shares may be changed in the future. The dealer manager may receive a dealer manager fee in an amount equal to up to 2.0% of the gross offering proceeds from the sale of Class I shares, of which 1.0% will be funded by our advisor without reimbursement from us. The dealer manager fee may be partially re-allowed to participating broker-dealers. No dealer manager fees will be paid in connection with purchases of shares made pursuant to the DRIP. For the years ended December 31, 2016 and 2015, we incurred approximately $24,546,000 and $38,163,000, respectively, for selling commissions and dealer manager fees in connection with the offering to our dealer manager.
We pay our dealer manager a distribution and servicing fee with respect to Class T shares that are sold in our primary offering that accrues daily in an amount equal to 1/365th of 1.0% of the most recent offering price per share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis. We will cease paying distribution and servicing fees with respect to all Class T shares sold in the primary offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from our primary offering, (iii) there are no longer any Class T shares outstanding; or (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates. Our dealer manager may re-allow the distribution and servicing fee to participating broker-dealers and servicing broker-dealers. The distribution and servicing fee will be paid monthly in arrears. The distribution and servicing fee is not payable with respect to Class T shares issued under the DRIP. We will not pay a distribution and servicing fee with respect to Class A shares or Class I shares. For the years ended December 31, 2016 and 2015, the Company incurred approximately $6,213,000 and $0, respectively, in distribution and servicing fees to our dealer manager.

Accounts Payable Due to Affiliates
The following amounts were outstanding to affiliates as of December 31, 2016 and December 31, 2015 (amounts in thousands):

Entity	Fee	December 31, 2016	December 31, 2015
Carter Validus Advisors II, LLC and its affiliates	Asset management fees	$627	$290
Carter Validus Real Estate Management Services II, LLC	Property management fees	252	101
Carter Validus Real Estate Management Services II, LLC	Construction management fees	323	—
Carter Validus Advisors II, LLC and its affiliates	General and administrative costs	138	96
Carter Validus Advisors II, LLC and its affiliates	Offering costs	289	250
SC Distributors, LLC	Distribution and servicing fees	5,750	—
Carter Validus Advisors II, LLC and its affiliates	Acquisition expenses and fees	5	4
		$7,384	$741
Review, Approval or Ratification of Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, (A) our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our directors and our advisor and its affiliates, and (2) certain future offerings, and (B) the advisory agreement contains procedures and restrictions relating to the allocation of investment opportunities among entities affiliated with our advisor. These restrictions include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors, or any of their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value, as determined by an independent appraiser. We will not sell or lease properties to our sponsor, our advisor, any of our directors, or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

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We will not make any loans to our sponsor, our advisor, any of our directors, or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, if such mortgage loan is insured or guaranteed by a government or government agency or provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, at the end of each fiscal quarter for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that we will not reimburse our advisor at the end of any fiscal quarter for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the four consecutive fiscal quarters then ended exceeded the greater of (i) 2.0% of our average invested assets for such period or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for such period.

•
If an investment opportunity becomes available that is deemed suitable, after our advisor’s and our board of directors’ consideration of pertinent factors, for both us and one or more other entities affiliated with our advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one such entity, our advisor and our board of directors shall examine, among others, the following factors:

•	the anticipated cash flow of and the cash requirements of each such entity;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.
If a subsequent development, such as a delay in the closing of the acquisition or construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including our independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is reasonable and applied fairly to us.
We adopted an asset allocation policy to allocate property acquisitions among Carter Validus Mission Critical REIT, Inc. and any other program sponsored by Carter Validus REIT Management Company II, LLC and its affiliates. All transactions will be allocated among us, Carter Validus Mission Critical REIT, Inc. and any other programs sponsored by Carter Validus REIT Management Company II, LLC by our investment committee in a manner consistent with our general investment allocation policy.

•
We will not accept goods or services from our sponsor, our advisor, our directors, or any of their or its affiliates or enter into any other transaction with our sponsor, our advisor, our directors, or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the 2018 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2018 Annual Meeting of Stockholders, must be received by our secretary, Lisa A. Drummond, at our offices no later than December 27, 2017, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2018 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2018 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Lisa A. Drummond, at our offices no earlier than November 27, 2017 and no later than December 27, 2017. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2017 Annual Meeting of Stockholders other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
A copy of our 2016 annual report to stockholders is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning us through the Internet at www.sec.gov and www.cvmissioncriticalreit2.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

Lisa A. Drummond
Secretary
PLEASE VOTE — YOUR VOTE IS IMPORTANT

APPENDIX A
ARTICLES OF AMENDMENT
See attached.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
ARTICLES OF AMENDMENT
Carter Validus Mission Critical REIT II, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the existing definition of “Roll-Up Transaction” in Article IV of the Charter in its entirety and substituting in lieu thereof the following definition to read as follows:
“Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a)	a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

(b)
a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	voting rights of the holders of Common Shares;

(ii)	the term of existence of the Corporation;

(iii)	Sponsor or Advisor compensation;

(iv)	the Corporation’s investment objectives.”
SECOND: The Charter is hereby further amended by deleting the existing second clause (a) in Article XIV of the Charter in its entirety and substituting in lieu thereof the following definition to read as follows:

"(a)	that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1, 11.2 and 11.3 hereof;”
THIRD: The amendments to the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer and Treasurer on this _____ day of ______________, 2017.

ATTEST:                    CARTER VALIDUS MISSION CRITICAL REIT II, INC.

_______________________________        By: _______________________________ (SEAL)
Name: Todd M. Sakow            Name: John E. Carter
Title: Chief Financial Officer and Treasurer Title: Chief Executive Officer

CARTER VALIDUS
MISSION CRITICAL REIT II

P.O. BOX 8035
CARY, NC 27512-9916

VOTE BY INTERNET:
Go To: **www.proxypush.com/cvreit2**

- Cast your vote online **up until 11:59 p.m. Eastern Time on July 20,2017.**
- **Have your Proxy Card ready.**
- Follow the simple instructions to record your vote.
- If you vote by Internet, you do not have to return your paper ballot.

VOTE BY PHONE:
Call **1-866-834-6031**

- Use any touch-tone telephone to transmit your voting instructions **up until 11:59 p.m. Eastern Time on July 20, 2017.**
- **Have your Proxy Card ready.**
- Follow the simple recorded instructions.

VOTE BY MAIL:

- Mark, sign and date your Proxy Card.
- Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.
- **Completed Proxy Cards must be received by July 20, 2017.**

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 21, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE VOTE BY JULY 21, 2017

The undersigned stockholder of Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, hereby appoints John E. Carter, Todd M. Sakow and Lisa A. Drummond, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2017 Annual Meeting of Stockholders of Carter Validus Mission Critical REIT II, Inc. to be held on July 21, 2017 at 1:00 p.m. (local time), at the offices of Carter Validus Mission Critical REIT II, Inc., located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the accompanying proxy statement, and Carter Validus Mission Critical REIT II, Inc.'s annual report for the year ended 2016 and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Carter Validus Mission Critical REIT II, Inc. board of directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2017 Annual Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature and Title, if applicable

Additional Signature (if held jointly)

Date

Scan code for mobile voting

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

PXY-CVREIT2-V3

Important Notice Regarding the Availability of Proxy Materials for the Carter Validus Mission Critical REIT II , Inc.
Annual Meeting of Stockholders to be held July 21, 2017.
The Annual Report and Proxy Statement for this meeting are available at:
www.proxypush.com/cvreit2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE (1) "FOR ALL" THE NOMINEES NAMED IN PROPOSAL NO. 1 AND (2) "FOR" THE PROPOSAL TO AMEND OUR CHARTER IN PROPOSAL NO. 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR ALL" NOMINEES NAMED IN PROPOSAL NO. 1 AND "FOR" THE PROPOSAL TO AMEND OUR CHARTER IN PROPOSAL NO. 2. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
1. Elect five directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify.	☐	☐	☐

Nominees:

(01) Robert M. Winslow

(02) John E. Carter

(03) Randall Greene

(04) Jonathan Kuchin

(05) Ronald Rayevich

*To withhold authority to vote for any nominee(s), mark the box "FOR ALL EXCEPT" and write the number(s) of the nominee(s) below:

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

PXY-CVREIT2-V3